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                                                                    EXHIBIT 10.4

                               LICENSE AGREEMENT
                               -----------------
                              Dated April 5, 2000

     This license agreement (this "Agreement") is between ZD Inc. (hereinafter "Licensor"), a Delaware corporation having offices at 28 East 28th Street, New York, NY 10016 and Ziff Davis Publishing Holdings Inc. (hereinafter "Licensee"), a Delaware corporation having offices at 227 West Monroe Street, Chicago, IL 60606.

     As between Licensor and Licensee, Licensor is the owner of the full right, title and interest in and to the mark Inter@ctive Investor (hereinafter the "Mark") and the Inter@ctive Investor logo illustrated on Exhibit A attached hereto and made a part hereof (the "Inter@ctive Investor Logo").

     Licensee (through the division formerly known as ZD Publishing and acquired by Licensee) has used and wishes to continue to use the Mark as the title of a section on the subject of investing online (hereinafter the "Section") in the Inter@ctive Week publication or any successor publication (hereinafter the "Publication").

     Licensor wishes to license Licensee to use the Mark as the tide of the
Section in the Publication on the terms and conditions hereof;

     In consideration of the mutual covenants and promises herein provided, the parties agree as follows:

     1.   Grant of License.  Licensor hereby grants to Licensee, subject to the
          ----------------
terms and conditions of this Agreement, a perpetual, non-transferable (except in accordance with Section is hereof) royalty-free license to use the Mark throughout the world (except for the United Kingdom, which is specifically excluded) (hereinafter the "Territory") during the term of this Agreement as the title of the Section in the Publication, and on advertising and promotional materials related to the Section, only in the design attached hereto as Exhibit 8, or in such other design as is approved by Licensor in writing, such approval not to be unreasonably withheld. Notwithstanding the foregoing, Licensor shall have the right, upon notice to Licensee, to withdraw from the Territory any country in which a third party claims that Licensee's use of the Mark is an infringement or violation of such third party's rights; provided, however, that Licensor shall not withdraw any such country from the Territory in the event Licensee notifies Licensor in writing of its intention to resolve such third party infringement claim at Licensee's expense; provided, further, that (i) Licensee shall not enter into any settlement of any such claim in any way that limits the validity or rights of Licensor in the Mark without Licensor's prior written consent, and (ii) Licensee agrees to indemnify, defend and hold harmless Licensor from all liability, damages, low, cost or expense (including but not limited to reasonable attorneys' fees and expenses) arising from Licensee's continued use of the Mark in such country of the Territory following Licensor's notice to Licensee of its intention to withdraw such
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country from the Territory as a result of such third party infringement claim.
The Mark may only be used on print materials and may not be used or appear in any other medium, including, without limitation, television, the World Wide Web, the Internet, or online; provided, however, the Mark may appear (x) in other media if it is part of the cover or another page of the Publication and that cover or page is displayed in such other media and (y) in Alternative Electronic Versions (as defined in Section 3(i)(z) of the Amended and Restated License Agreement between ZDNet and ZD Publishing dated this same date (the "ZDNet License Agreement")), provided that the Mark shall appear in that electronic version in locations substantially equivalent to the locations that the Mark appears in the Publication in print. All rights not expressly granted herein are reserved to Licensor, including the right to create derivative versions of the Mark and to use those derivative marks in all media.

     2.   Value, Ownership and Use of the Mark:  Quality Control.
          ------------------------------------------------------

     (a) Licensee acknowledges that great value is placed on the Mark and the goodwill associated therewith and agrees not to challenge or contest Licensor's ownership of the Mark anywhere in the world, or the validity of the license granted under this Agreement. Nothing in this Agreement or in the performance thereof, or that might otherwise be implied by law, shall operate to grant Licensee any right, title or interest in or to the Mark other than as specified in the license grant herein.

     (b) Licensee agrees to maintain the quality of all aspects of the Publication (including any Alternative Mectronic Versions) (e.g., editorial content, production, advertising, etc.) at a level that is at least commensurate with the quality of printed periodicals distributed by Licensor immediately prior to the date of this Agreement. During the term of this Agreement, all use of the Mark shall be in accordance with the guidelines attached hereto as Exhibit C, as it may he reasonably amended by Licensor from time to time upon notice to Licensee (the "Guidelines").

     (c) Licensee shall provide to Licensor use dates, use specimens and other similar information relating to Licensee's use of the Mark as necessary to monitor the quality of the Publication (including any Alternative Electronic Versions) and obtain and maintain registration for the Mark, as and when reasonably requested by Licensor. Licensee shall remedy any deficiencies in its use of the Mark and/or the quality of the Publication (including any Alternative Electronic Versions) and related advertising and promotional materials upon notice from Licensor.

     (d) Licensee shall use the Mark only in it form and manner that is consistent with proper trademark usage and the Guidelines and only with the symbols, notices and legends stated in Exhibit C as it may be reasonably amended from time to time by Licensor upon notice to Licensee.

     (e) Licensee understands, accepts and agrees that its usage of the Mark shall inure solely to the benefit of Licensor. Licensee hereby assigns and shall assign in the future to Licensor all

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rights it may acquire by operation of law or otherwise in the Mark including, without limitation, all applications or registrations therefore, along with the goodwill associated therewith.

     (f) Licensee shall not knowingly do anything that is inconsistent with or impairs the validity of the Mark, or that infiinges, derogates, dilutes or is inconsistent with or impairs the Mark or Licensor's ownership of the Mark or which is detrimental to the reputation of the Mark or Licensor and shall cooperate with and reasonably assist Licensor, if such cooperation and assistance is requested, at Licensor's expense, in protecting and maintaining Licensor's rights in the Mark, including, without limitation, in any efforts of Licensor to register the Mark and/or record this Agreement. In the event that Licensee unknowingly does anything that is inconsistent with or impairs the validity of the Mark, or that infringes, derogates, dilutes or is inconsistent with or impairs the Mark or Licensoes ownership of the Mark or which is detrimental to the reputation of the Marks or Licensor, upon notice from Licensor, Licensee shall promptly cease such activity.

     (g) Without limiting the generality of anything in this paragraph 2 or Exhibit C, Licensee specifically agrees that it shall not use the Mark, or any name, mark or logo confusingly similar to the Mark, in any corporate, business or trade name or in or on any electronic or online media, product or service, whether now known or hereafter devised, except for the title of the Section in the Publication (including any Alternative Electronic Versions), and shall not file any trademark applications or domain name applications or registrations or other indicia of ownership anywhere in the world for the Mark or any name, mark or logo, confusingly similar to the Mark or the Interactive Investor Logo, or any name, mark or logo incorporating the Mark or the Interactive Investor Logo.

     (h) Licensee shall not advertise, market or publicize the Section or the Publication in a manner suggesting Licensor's sponsorship or endorsement of the Section or the Publication, other than the use of the Mark as contemplated herein.

     (i) Any breach of this Section 2 shall be deemed a material breach of this Agreement.

     3.   Sublicense.  Licensee may sublicense the rights to use the Mark
          ----------
granted herein in connection with its license of foreign or other editions of the Publication. In the event of any such sublicense, the sublicensee shall be bound by the terms and conditions of this Agreement and Licensee shall be liable for any breach by the sublicensee of such terms and conditions.

     4.   Infringement of the Mark; Prosecution and Maintenance of Mark.
          -------------------------------------------------------------

     (a) Licensee shall notify Licensor in writing of any infringement or imitations by others of the Mark which may come to Licensce's attention, and Licensor shall have fifteen (15) business days to determine whether it shall take action on account of any such infringements or imitations. Any action which Licensor takes against a third party on account of any such infringement or imitation shall be at Licensors expense and any final award granted or any settlement made shall be

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paid to Licensor, and Licensee shall have no claim to such award or settlement.
In the event that Licensor does not take any action within such fifteen (15) business day period, or if Licensor begins to take action against such infringement or imitation but later abandons such action, Licensee may institute any suit or take any action on account of any such suspected infringements or imitations at its own expense and any final award shaft be paid to Licensee, provided, that (i) Licensee may not settle any litigation involving the Mark in any way that limits the validity or rights of Licensor in the Mark, without Licensor's prior written consent, and (ii) Licensee agrees to indemnify and defend and hold harmless Licensor from all liability, damages, loss, cost or expense (including but not limited to reasonable attorneys' fees and expenses) arising from Licensee's institution of such suit or action. Each party shall cooperate with the other party, at such other party's expense, whenever a party takes any action against a suspected infiinging or imitating party.

     (b) Licensor has no obligation to file, or maintain in full force and effect any applications or registrations for the Mark. Notwithstanding the foregoing, Licensor will file applications and maintain registrations for the Mark in Licensor's name at Licensee's reasonable request, provided that Licensee shall reimburse Licensor for the cost of filing and prosecuting such application and maintaining any resulting registrations. Licensor and Licensee shall cooperate with and assist each other in the provision of documents and information in connection with any registration or application for the Mark as reasonably necessary to effectuate the procurement and maintenance of any applications or registrations filed by Licensor for the Mark, whether at Licensee's request or otherwise.

     5.   Term.

     (a) This Agreement shall commence on the date set forth above and shall continue thereafter unless terminated upon mutual agreement of the parties, or in accordance with Paragraph 5(b) or (c) below (the "Term").

     (b)  In the event that Licensee ceases to use the Mark as the title of the
Section in the Publication in four (4) issues within any twelve month period, Licensor may request by notice that the Licensee within the next 120 days use the Mark as the title of the Section in the Publication and supply Licensorwith evidence of such use. If Licensee falls to so use the Mark within such 120 days, Licensor shall have the right to terminate this Agreement upon notice to Licensee.

     (c) In the event of a breach of this Agreement by either party, the other party may pursue all available equitable and legal remedies (including without limitation injunctive relief and monetary damages) but in no event shall the license granted herein terminate because of either party's breach of its obligations under this Agreement, except as provided in Paragraph 5(b) above; provided, however, that in the event Licensee materially breaches this Agreement at any time after Licensor has been granted injunctive relief or damages, or other equitable or legal remedy, as a result of a prior breach by Licensee of this Agreement, Licensor shall have the right to terminate this Agreement upon written notice to Licensee (i) if Licensee has not cured or taken reasonable steps

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to cure such breach within sixty (60) days after notice from Licensor; (ii) if after having taken reasonable steps to cure such breach within such sixty (60) day period, Licensee does not at any time thereafter continue to take reasonable steps to cure such breach; or (iii) if after having taken reasonable steps to cure such breach within such sixty (60) day period and thereafter, Licensee does not cure such breach within six (6) months after the original notice from Licensor.

     6.   Warranty and Indemnification.  Licensee agrees to indemnify Licensor
          ----------------------------
and to save it harmless against all actions, claims, costs, damages or expenses which may be brought or made against or incurred by Licensor as a result of or in any way connected with (i) Licensee's conduct of its business, (ii) the publication, marketing, promotion and distribution of the Publication, including, without limitation, third-party claims of libel, invasion of privacy or infringement of copyright based on material published in the Publication, or
(iii) Licensee's use of the Mark. Licensee acknowledges that Licensor makes no representations or warranties to Licensee with respect to the Mark and Licensee accepts the license granted herein with such understanding. Licensor agrees to indemnify Licensee and to save it harmless against all actions, claims, costs, damages or expenses which may be brought or made against or incurred by Licensee as a result of or in any way connected with the infringement of third party trademark rights as a result of Licensor's use of its marks.

     7.   Limitation of Liabililty.  EXCEPT FOR ANY INDEMNNIFICATION LIABILITY
          ------------------------
ARISING UNDER SECTION 6 HEREIN, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTIAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

     8.   No Public Statements.  Neither party may make any public statements or
          --------------------
disclosures concerning this Agreement or its terms to any medium except with the prior approval of both parties or as required by law or the rules of any applicable stock exchange or any governmental agency.

     9.   Notices.  Notices shall be, in writing, sent either by hand, by
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certified mail, return receipt requested, postage prepaid, or by Airborne or other recognized overnight delivery service, all delivery changes prepaid and addresscd to Licensor and Licensee as follows:

     If to Licensor:          ZD Inc.
                              28 East 28th Street
                              New York, NY 10016
                              Attention:     President
                                             General Counsel
                              Fax No.: (212) 503-3581

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     If to Licensee:          WS-ZD Acquisition, Inc.
                         c/o Willis Stein & Partners II, L.P.
                         227 West Monroe Street
                         Chicago, IL 60606
                         Attention:     President
                                        General Counsel
                         Fax No.: (312) 422-2418

     or to such other persons or addresses as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof). A notice shall be deemed to have been delivered (i) upon receipt of such notice by the receiving party in the event such notice is delivered by hand, (ii) three (3) business days following the deposit of such notice in the mail if such notice is being delivered by mail, and (iii) one business day following the deposit of such notice with an overnight delivery service.

     10.  Governing Law.  This Agreement shall be govemd by and construed in
          -------------
accordance with the laws of the State of New York, without regard to its choice of law provisions.

     11.  Severability.  In the event that one or more provisions of this
          ------------
Agreement shall at any time be found to be invalid or otherwise rcndered unenforceable, such provision or provisions shall be severable from this Agreement, so that the validity or enforceability of the remaining provisions of this Agreement shall not be affected.

     12.  No Waiver.  Failure of the parties at any time to insist upon strict
          ---------
performance of any term, condition or covenant shall not be deemed a waiver of its right at any time thereafter to insist on strict performance.

     13.  Entire Agreement.  This Agreement expresses all the rights, duties and
          ----------------
obligations between the parties relating to its subject matter, and it may not be modified or amended except in a writing signed by both parties.

     14.  No Agency.  This Agreement shall not be so construed as to constitute
          ---------
either party the agent or representative of the other for any purpose whatsoever, and each party agrees that it has no authority to assume or to incur any obligation or responsibility, expressed or implied, for, or on behalf of, or in the name of, the other, or to bind, or attempt to bind, the other in any manner or thing whatsoever.

     15.  Successors and Assigns.  This Agreement shall be deemed to inure to
          ----------------------
the benefit of and to bind the parties hereto and their respective successors and permitted assigns.

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     16.  Further Instruments.  Licensee agrees to execute such further
          -------------------
documents and take such further steps as may be reasonable requested by Licensor to further the purposes of this Agreement.

     17.  Survival.  Paragraphs 2, 6, 7, 8, 10, 11, 13, 15, and 16, and any
          --------
other provisions which by their terms or sense are intended to survive the termination of this Agreement, shall survive the terrnination of this Agreement.

     18.  Assignabililty.  Except as part of a merger or the sale of all or
          --------------
substantially all of Licensor's business or the Publication, Licensee shall not assign or transfer this agreement or its rights or obligations hereunder without the prior written consent of the Licensor, which consent shall not be unreasonably withheld.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

                                             ZD INC.



                                             By: /s/ J. Malcolm Morris
                                                 Name: J. Malcolm Morris
                                                 Title: Sr. Vice President



                                             Ziff Davis Publishing Holdings Inc.



                                             By: /s/ Daniel H. Blumenthal
                                                 Name: Daniel H. Blumenthal
                                                 Title: President

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     IN WITNESS WHEREOF, the parties have caused th is Agreement to be executed on the day and year first above written.

                                             ZD INC.



                                             By:  ______________________________
                                                  Name:
                                                  Title:




                                             Ziff Davis Publishing Holdings Inc.



                                             By: /s/ Daniel H. Blumenthal
                                                 Name: Daniel H. Blumenthal
                                                 Title: President

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                                                                       Exhibit A



                          ["Inter@ctive Investor" logo]

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                                   Exhibit B



                          ["Inter@ctive Investor" logo]

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                                   EXHIBIT C

                             Trademark Guidelines

   All terms used in this Exhibit C that are defined in the Agreement shall have the meaning ascribed to them in the Agreement.

 1.The Mark licensed under the Agreement shall mean the "Inter@ctive Investor"
    mark. The Mark licensed under the Agreement shall be used strictly in accordance with the specifications set forth in the Agreement and below.

2.The "Inter@ctive Investor" mark shall not be enclosed in any way by a border or combined with or incorporated with or in any other words or marks, or modified in any other way. The "Inter@ctive Investor" mark shall he of sufficient size and on an appropriately contrasting background to make all words plainly legible.

   3.Licensee will use commercially diligent efforts to use the "Inter@ctive Investor" mark only as a brand or an adjective followed by the common generic term for the mark e.g., the "Inter@ctive Investor" section and shall not use the "Inter@ctive Investor" mark in the possessive.

4.Whenever reasonable in the context of a particular use of the Mark, Licensee shall identify such trademark as being used under license from Licensor.

  5.The Mark must include the (R) or (TM) symbol, as designated by Licensor, and where reasonable, the following notice: "Inter@ctive Investor is either a registered trademark or a trademark of ZDNet Inc. in the United States and/or other countries,"

Licensor may reasonably amend these guidelines from time to time upon at least 60 days written notice to Licensee, subject to Licensee's consent, which shall not be unreasonably withheld.

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